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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  INTERVU INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                                  33-0680870
       (State of incorporation)                       (I.R.S. Employer
                                                     Identification No.)

       201 LOMAS SANTA FE DRIVE                             92075
       SOLANA BEACH, CALIFORNIA                          (Zip Code)
         (Address of principal
          executive offices)

        Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                  Name of each exchange on which
          to be so registered                  each class is to be registered
          -------------------                  ------------------------------
                 None

        Securities to be registered pursuant to Section 12(g) of the Act:

               Shares of Common Stock, par value $.001 per share.

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                    INFORMATION REQUIRED IN REGISTRATION STATEMENT

                         -----------------------------

Item 1.  Description of Registrant's Securities to be Registered.

        InterVU Inc., a Delaware corporation (the "Company"), will issue up to 2,567,000 shares of common stock, par value $.001 per share, of the Company (the "Common Stock") pursuant to a Registration Statement on Form S-1 (No. 333-33521) under the Securities Act of 1933, as amended (the "Securities Act"), filed with the Securities and Exchange Commission (the "Commission") on August 13, 1997, as amended by Amendment No. 1 filed with the Commission on October 24, 1997, and any prospectus filed in accordance with Rule 424(b) under the Securities Act (the "Registration Statement"). A description of the Common Stock meeting the requirements of this item appears at pages 43-45 of the Prospectus in the Registration Statement and is incorporated herein by reference.

Item 2.  Exhibits.

        3.1 Restated Certificate of Incorporation and all amendments thereto.*

        3.2     Form of Amended and Restated Certificate of Incorporation.*

        3.3     Form of Amended and Restated Bylaws.*

        4.1     Form of Common Stock Certificate.

        *Previously filed with the Commission and incorporated herein by reference from the Company's Registration Statement on Form S-1 (File No. 333-33521) filed with the Commission on August 13, 1997, as amended by Amendment No. 1 filed with the Commission on October 24, 1997.


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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  November 12, 1997

                                    InterVU Inc.


                                    By: /s/ Harry E. Gruber
                                        ----------------------------------------
                                            Harry E. Gruber
                                            Chief Executive Officer and Chief
                                            Financial Officer


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